UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, Shopping.com UK Limited (“Shopping.com UK”), a subsidiary of Shopping.com Ltd., and Google, Inc. (“Google”) entered into a Google Services Agreement (the “GSA”) whereby Shopping.com UK will participate in Google’s sponsored links program in the U.K., and will display merchant listings from Google’s advertisers on the “Featured Resources” section of its U.K. service. Pursuant to the terms of the GSA, Shopping.com UK will generate revenues when consumers click through these listings to the Google advertisers’ websites. The GSA is effective through November 30, 2006. Shopping.com UK may terminate the GSA on October 31, 2005 by providing at least 30 days prior written notice to Google.

Shopping.com UK had a prior agreement with Google in the United Kingdom that accounted for 2% of Shopping.com Ltd.’s 2003 revenues. Shopping.com, Inc. and Shopping.com (California), Inc., two additional subsidiaries of Shopping.com Ltd., each have an agreement with Google that relates to services in the United States. In 2003, Shopping.com Ltd. derived approximately 38% of its revenues from agreements with Google. In the first nine months of 2004, Shopping.com Ltd. derived approximately 44% of its revenues from agreements with Google.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer